Exhibit 99.1

FERC accepts Tri-State rate filings as cooperative’s board approves greater member contract flexibility

•	Federal regulator’s action aligns Tri-State rate regulation with other wholesale power providers.
•	Tri-State board advances Responsible Energy Plan goal for increased member contract flexibility.

(March 20, 2020 – Westminster, Colo.) – The Federal Energy Regulatory Commission (FERC) today issued orders accepting Tri-State’s tariff filings, ensuring consistent wholesale rate regulation for the cooperative’s member distribution utilities across four states. Tri-State’s market-based rates and open access transmission tariff were accepted by the FERC.

“This is a significant moment for our members, whose goals for cleaner energy and increased contract flexibility are greatly advanced by having FERC as Tri-State’s wholesale rate regulator,” said Rick Gordon, chairman of Tri-State and director of Mountain View Electric Association in Limon, Colo. “FERC regulation of our wholesale rates ensures greater certainty in our contracts and rate setting, as we increase members’ self-supply and local renewable energy opportunities.”

FERC’s orders recognize that Tri-State became jurisdictional to the FERC on Sept. 3 2019, when it added its first non-utility member.  FERC regulates the rates of almost all wholesale electric service and transmission providers, including Xcel Energy and Public Service Company of New Mexico (PNM).

“Tri-State is grateful to FERC for its actions today and looks forward to working with FERC in a constructive manner for the benefit of Tri-State’s members,” said Duane Highley, Tri-State’s chief executive officer.

For the first time, Tri-State is rate-regulated and is required to file proposed rates with the FERC, which will establish just and reasonable rates through its regular rate setting process.

Tri-State advances member flexibility for more self-supply and local renewable energy development

As part of Tri-State’s Responsible Energy Plan, Tri-State’s members have additional flexibility for the self-supply of power and more local renewable energy development. A new partial requirements membership option recommended by Tri-State’s members was approved by Tri-State’s Board of Directors at its March 2020 meeting.

“Our cooperative’s members created greater self-supply and renewable energy options while preserving the benefits of Tri-State membership,” said Gordon.

Partial requirements contracts address the concerns of some members that desire self-supply above the 5% provisions in their current contracts. Since June 2019, a Contract Committee of all Tri-State’s members evaluated proposals for more flexibility, resulting in both the new partial requirements contract option and expanded opportunities for community solar projects.

“Tri-State members worked together, debated options and built consensus around complex issues to arrive at an equitable solution for more flexibility,” said Scott Wolfe, Contract Committee chairman and director at the San Luis Valley REC in Monte Vista, Colo.

Members of Tri-State can express their intent to transition to partial requirements contracts by participating in an upcoming open season period to allocate an aggregate 300 megawatts of system-wide member self-supply capacity. The open season capacity is 10% of Tri-State’s system peak demand.

“With FERC’s approval of our wholesale rates, and by delivering on our Responsible Energy Plan, we’re meeting our members’ goals for greater flexibility, more renewables and lower emissions,” said Highley.

About Tri-State

Tri-State is a not-for-profit cooperative of 46 members, including three non-utility members and 43 member electric distribution cooperatives and public power districts in four states that together deliver reliable, affordable and responsible power to more than a million electricity consumers across nearly 200,000 square miles of the West.

For more information about Tri-State and our Responsible Energy Plan, visit www.tristate.coop.

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Contact:

Lee Boughey, 303-254-3555, lboughey@tristategt.org

Mark Stutz, 303-254-3183, mstutz@tristategt.org

Certain information contained in this press statement are forward-looking statements including statements concerning Tri-State’s plans, future events, and other information that is not historical information. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described from time to time in Tri-State’s filings with the Securities and Exchange Commission. Tri-State’s expectations and beliefs are expressed in good faith, and Tri-State believes there is a reasonable basis for them. However, Tri-State cannot assure you that management’s expectations and beliefs will be achieved. There are a number of risks, uncertainties and other important factors that could cause actual results to differ materially from the forward-looking statements contained herein.